UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2019 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA 02472
(Address of principal executive office, including zip code)
Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introduction

On February 11, 2019, athenahealth, Inc., a Delaware corporation (the “Company”), completed its previously announced merger (the “Merger”) with May Merger Sub Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of athenahealth Holding Corp. (f/k/a May Holding Corp.), a Delaware corporation (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 11, 2018, by and among the Company, Parent and Merger Sub (the “Merger Agreement”). The Company was the surviving corporation in the Merger. Parent is controlled by investment funds controlled by Veritas Capital Fund Management, L.L.C. (“Veritas”) and Evergreen Coast Capital (“Evergreen”). Capitalized terms not otherwise defined have the meaning set forth in the Merger Agreement. The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2018 and incorporated herein by reference.

Item 1.02.     Termination of a Material Definitive Agreement.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Effective as of February 11, 2019 and contingent upon the consummation of the Merger, the Company terminated the athenahealth 2007 Employee Stock Purchase Plan.

As previously disclosed, the Company entered into a Credit Agreement, dated as of May 10, 2013 (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), among the Company, Bank of America, N.A., as administrative agent and certain other lenders thereto. A copy of the Credit Agreement was filed as Exhibit 10.19 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 23, 2015.

In connection with the consummation of the Merger, the Company repaid all outstanding obligations in respect of principal, interest and fees and, effective as of the Closing Date, terminated all applicable commitments under the Credit Agreement.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, at the Effective Time, each share of common stock of the Company, par value $0.01 per share (the “Shares”), outstanding as of immediately prior to the Effective Time, subject to certain exceptions, was cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $135.00, net of applicable withholding taxes and without interest (the “Merger Consideration”).

In addition, at the Effective Time, with respect to each outstanding option to purchase Shares (each, a “Company Option”), under the Company’s 2007 Stock Option and Incentive Plan and the Company’s 2010 Equity Incentive Plan (collectively, the “Company Stock Plans”), whether vested or unvested, (i) if the exercise price of such Company Option was equal to or greater than the Merger Consideration, such Company Option was terminated and cancelled as of immediately prior to the Effective Time, without any consideration being paid in respect thereof, and has no further force or effect, and (ii) if the exercise price of such Company Option was less than the Merger Consideration, such Company Option was terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment in the amount equal to (A) the number of Shares underlying the Company Option immediately prior to the Effective Time, multiplied by (B) the Merger Consideration minus the applicable exercise price.

Each outstanding restricted stock unit (each, a “Company Restricted Stock Unit”) that was granted under the Company Stock Plans that was outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, was terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) the number of Shares underlying such Company Restricted Stock Unit, multiplied by (ii) the Merger Consideration.

Each outstanding performance restricted stock unit (each, a “Company Performance Stock Unit”) that was granted under the Company Stock Plans that was outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, was terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (i) with respect to Company Performance Stock Units for which the period during which the performance vesting requirement is measured has been completed, (A) the number of Shares subject to such Company Performance Stock Unit that vested based on the actual level of achievement as of the Effective Time multiplied by (B) the Merger Consideration, and (ii) with respect to Company Performance Stock Units for which the period during which the performance vesting requirement is measured has not been completed, (A) the number of Shares subject to such Company Performance Stock Unit that vested based on the applicable target level of achievement multiplied by (B) the Merger Consideration.

The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 13, 2018.

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified the NASDAQ Global Select Market (“NASDAQ”) on the Closing Date that the Certificate of Merger had been filed with the State of Delaware and that, at the Effective Time, each outstanding Share, subject to certain exceptions, was cancelled and converted into the right to receive the Merger Consideration subject to the terms of the Merger Agreement. The Company requested that NASDAQ suspend its Shares on the Closing Date, and as a result, trading of the Shares on NASDAQ will be suspended following the closing of trading on the Closing Date. The Company also requested that NASDAQ file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of its Shares from NASDAQ and the deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.     Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.     Changes in Control of Company.

The information set forth under Items 2.01, 3.01 and 5.03 are incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred and the Company became a wholly-owned subsidiary of Parent. The transaction resulted in the payment of approximately $5.7 billion in aggregate Merger Consideration, which was funded by a combination of Parent’s cash on hand, equity financing from investment funds affiliated with Veritas, Evergreen and other co-investors and debt financing arranged by JPMorgan Chase Bank, N.A., Deutsche Bank AG, New York Branch, Bank of America, N.A., Merrill Lynch, Pierce, Fenner and Smith Incorporated, Barclays Bank PLC, Natixis, New York Branch, PSP Investments Credit USA LLC, Ares Capital Management LLC, KKR Capital Markets LLC, KKR Corporate Lending LLC and KKR Credit Advisors (US) LLC.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective as of completion of the Merger, Robert E. Segert, Marc Levine and Jessica Collins became the directors of the Company. As a result of the Merger, Brandon H. Hull, Jeffrey R. Immelt, Dev Ittycheria, John A. Kane, Jacqueline B. Kosecoff, Ph.D., Brian McKeon, Ed Park and Thomas J. Szkutak ceased to be directors of the Company.

Effective immediately following completion of the Merger, all of the incumbent officers of the Company, other than Marc Levine as Executive Vice President, Chief Financial Officer and Treasurer, as of immediately prior to the effectiveness of the Merger, were removed as officers of the Company. In addition, the following persons were appointed as officers of the Company: Robert E. Segert, Chief Executive Officer; Jessica Collins, Secretary; and David Young, Assistant Treasurer.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, the Company filed with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger. At the Effective Time, the Company’s certificate of incorporation as in effect immediately prior to the Merger was amended and restated in its entirety (as described in the Proxy Statement) (the “Amended and Restated Certificate of Incorporation”). A copy of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 and is incorporated herein by reference. In addition, at the Effective Time, Merger Sub’s bylaws as in effect immediately prior to the Merger became the bylaws of the Company (the “Bylaws”). A copy of the Bylaws is filed as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

On the Closing Date, the Company and Parent issued a joint press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference. Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of November 11, 2018, by and among athenahealth, Inc., May Holding Corp., and May Merger Sub Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 13, 2018).

3.1	Amended and Restated Certificate of Incorporation of the Company.
3.2	Bylaws of the Company.
99.1	Press Release, dated February 11, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
February 11, 2019	/s/ Jessica H. Collins
Jessica H. Collins
Senior Vice President, General Counsel and Secretary